EXHIBIT 10.2
                                                                    ------------



                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This SECOND AMENDMENT dated March 3, 2005, of the EMPLOYMENT AGREEMENT (the "Agreement") dated February 22, 2002 by and between Accessity Corp., f/k/a DriverShield Corp. f/k/a driversshield.com Corp., a New York corporation with an address at 12514 West Atlantic Blvd, Coral Springs, Florida 33071 (the "Company"), and Phil Kart, residing at _____________________(the "Executive").



                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, the Company desires to amend the Employment Agreement under which the Executive is employed by it and render services to it, and Executive is willing to amend the Employment Agreement under which he is so employed and wishes to continue to render such services to the Company, all on the terms and subject to the conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt sufficiency of which is hereby acknowledged, the parties agree as follows:


1.       Term
         ----

         The Term of this Agreement shall be extended for an additional twelve
(12) months commencing on January 1, 2005 and terminating on December 31, 2005 (the "Expiration Date"), unless earlier terminated under the terms and conditions herein (the "Employment Term").

2.       Other terms and conditions.
         ---------------------------

         All other terms and conditions of the Agreement shall remain if full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written below.


ACCESSITY CORP.                     PHILIP KART


By:_______________________          By:_______________________


Title:____________________          Dated:____________________


Dated:____________________